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                                                                     EXHIBIT 3.1

                      Restated Articles Of Incorporation
                                      of
                          Peet's Coffee and Tea, Inc.

     Pursuant to RCW 23B.10.070, the following constitute the Restated Articles of Incorporation of the undersigned, a Washington corporation. These Restated Articles of Incorporation shall become effective immediately upon filing with the Secretary of State of the State of Washington.

                                ARTICLE 1. NAME

     The name of this corporation is Peet's Companies, Inc.

                              ARTICLE 2. DURATION

     The period of this corporation's duration shall be perpetual.

                        ARTICLE 3. PURPOSES AND POWERS

     This corporation is organized to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.

     This corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes of this corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to this corporation.

                               ARTICLE 4. SHARES

4.1  Authorized Capital

     The total number of shares which this corporation is authorized to issue is 60,000,000, consisting of 50,000,000 shares of Common Stock without par value and 10,000,000 shares of Preferred Stock without par value. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

4.2  Issuance of Preferred Stock in Series

     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or is to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance

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of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In the event that there are no issued or outstanding shares of a series of Preferred Stock which this corporation has been authorized to issue, unless otherwise specifically provided in the resolution establishing such series, the Board of Directors, without any further action on the part of the holders of the outstanding shares of any class or series of stock of this corporation, may amend these Restated Articles of Incorporation to delete all reference to such series.

4.3  Dividends

     The holders of shares of Preferred Stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

4.4  Redemption

     The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by this corporation to the extent legally permissible.

4.5  Liquidation

     In the event of any liquidation, dissolution or winding up of the affairs of this corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of Common Stock, the holders of Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of this corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

4.6  Conversion

     Shares of Preferred Stock may be convertible into Common Stock of this corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

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4.7  Voting Rights

     Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                         ARTICLE 5. PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                         ARTICLE 6. CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                               ARTICLE 7. BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation subject to approval by a majority of the Continuing Directors (as defined in Article 13 hereof); provided, however, that the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group.

                    ARTICLE 8. REGISTERED OFFICE AND AGENT

   The name of the current registered agent of this corporation and the address of its current registered office are as follows:

                           Lawco of Washington, Inc.
                         1201 Third Avenue, 40th Floor
                            Seattle, WA 98101-3099

                             ARTICLE 9. DIRECTORS

9.1  Number

     The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

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9.2  Staggered Terms

     Each Director shall serve for a term of one (1) year; provided, however, that at the first election of Directors following the approval by the shareholders of this corporation of these Restated Articles of Incorporation, the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible. Any Director or Directors in excess of the number divisible by three shall be assigned to Class 1 or to Class 1 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. For so long as the authorized number of Directors, as determined in the manner provided in the Bylaws, exceeds two, at each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article 9, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

9.3  Removal

     Until the closing of a Public Offering, as defined below, the Directors of this corporation may be removed with or without cause. After the closing of a Public Offering, the Directors of this corporation may be removed only for cause, in the manner provided by the Bylaws, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is being sought. The vacancy created by the removal of any Director under this Article 9 shall be filled only by the affirmative vote of the holders of at least two-thirds of the shares entitled to elect the Director who was removed.

     For purposes of this Article 9.3, a "Public Offering" means a primary, public offering of equity securities by this corporation pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                ARTICLE 10.  AMENDMENTS TO RESTATED ARTICLES OF
                                 INCORPORATION

     This corporation reserves, and the rights of the shareholders of this corporation are granted subject to, the right to amend or repeal any of the provisions contained in these Restated Articles of Incorporation as follows:

10.1 Supermajority Voting

     Except as provided in Section 10.2 or Section 10.3 of this Article 10, the following Articles and Sections may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock

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or Preferred Stock, by the affirmative vote of the holders of at least two-
thirds of the outstanding shares of such class or series, voting as a separate voting group:

     Section 4.1 ("Shares - Authorized Capital"),

     Article 5 ("Preemptive Rights"),

     Article 6 ("Cumulative Voting"),

     Article 7 ("Bylaws"),

     Article 9 ("Directors"),

     Article 10 ("Amendments to Restated Articles of Incorporation"),

     Article 11 ("Limitation of Director Liability"),

     Article 12 ("Special Meetings of Shareholders"), and

     Article 13 ("Special Voting Requirements").

10.2 Majority Voting

     Notwithstanding the provisions of Section 10.1 of this Article 10, and except as provided in Section 10.3 of this Article 10, an amendment or repeal of a Section or Article identified in Section 10.1 that is approved by a majority of the Continuing Directors (as defined in Section 13.1 hereof), voting separately and as a subclass of Directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.

10.3 No Shareholder Vote

     Notwithstanding the provisions of Sections 10.1 or 10.2 hereof, if the amendment or repeal of any Section or Article not identified in Section 10.1 hereof shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such amendment or repeal is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 10, then no vote of the shareholders of this corporation shall be required for approval of such amendment or repeal.

                 ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders

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for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                 ARTICLE 12. SPECIAL MEETINGS OF SHAREHOLDERS

     The Chairman of the Board of Directors, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this corporation one or more written demands for such meeting, describing the purpose or purposes for which it is to be held; provided,
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however, that upon qualification of the corporation as a "public company" under
-------
RCW Title 23B, the percentage of votes required to call a special meeting shall be 30%.

                    ARTICLE 13. SPECIAL VOTING REQUIREMENTS

     In addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 13.

13.1 Definitions

     For the purposes of this Article 13:

     (a) "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or
          (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

     (b) "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on the date these Restated Articles of Incorporation are first filed with the Secretary of State of the State of Washington or who is subsequently elected to the Board of Directors after such date upon the recommendation of a majority of the persons who are Continuing Directors at the time of such recommendation, voting separately and as a subclass of Directors on such recommendation.

     (c) "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

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13.2    Vote Required for Business Combinations

        13.2.1  Supermajority Vote

        Except as provided in subsection 13.2.2 or 13.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

        13.2.2  Majority Vote

        Notwithstanding subsection 13.2.1 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 13, then such Business Combination shall be approved upon receiving the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group.

        13.2.3  No Shareholder Vote

        Notwithstanding the provisions of subsections 13.2.1 or 13.2.2 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this
Article 13, then no vote of the shareholders of this corporation shall be required for approval of such Business Combination.

        1. These Restated Articles of Incorporation contain amendments to the Restated Articles of Incorporation, as heretofore amended. The date of the adoption of the amendments by the shareholders of the corporation is August 29, 1994.

        2. The amendments were duly approved by the shareholders of the corporation in accordance with the provisions of RCW 23B. 10.030 and RCW 23B. 10.040.

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     These Restated Articles of Incorporation are executed by said corporation by its duly authorized officer.

     DATED:  September 9, 1994

                              PEET'S COFFEE AND TEA, INC.

                              By /s/ Gerald Baldwin
                                 ---------------------------
                                 Gerald Baldwin, President

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